UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 16, 2007

GREATER COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

NEW JERSEY	01-14294	22-2545165
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 UNION BOULEVARD, TOTOWA, NJ	07512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	973-942-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   Effective January 16, 2007, the Boards of Directors of Greater Community Bancorp (“Company”) and Greater Community Bank, a Company subsidiary (“Bank”), appointed Anthony M. Bruno, Jr. to the position of President of the Company and the Bank.  Mr. Bruno, previously interim President of both entities, continues to serve as Chairman and Chief Executive Officer of the Company and the Bank.  Mr. Bruno's compensation remains the same pursuant to his Employment Agreement (as amended) previously filed on December 27, 2006 as an exhibit to the Form 8-K.

Item 8.01 Other Events.

In the fourth quarter of 2006, Greater Community Bancorp (the “Company”) recorded a one-time tax provision of $4.2 million to account for additional tax liabilities. The Company recognized an increase to its current tax liability in connection with a review of its tax positions. This review was in anticipation of the Company’s adoption of FASB Interpretation No. 48 in 2007. A copy of the press release, discussing the increase in current tax liability and its effects on earnings for the quarter and year ended December 31, 2006, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being filed with this Report and is attached hereto:

99.1   Press Release issued January 17, 2007 relating to an additional tax liability and earnings for the quarter and year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER COMMUNITY BANCORP
(registrant)

Date: January 18, 2007	/s/ Stephen J. Mauger
Stephen J. Mauger
Senior Vice President, Treasurer and CFO